                  LIFETIME GUARANTEED WITHDRAWAL BENEFIT RIDER

This Rider forms a part of the Contract to which it is attached and is effective as of the Effective Date shown on the Contract Schedule. In the case of a conflict with any provision of the Contract, the provisions of this Rider will control, including but not limited to the Enhanced Dollar Cost Averaging (EDCA) Rider. This Rider's provisions will remain part of the Contract until terminated in accordance with the provisions below. This Rider amends the Contract as follows:

              LIFETIME GUARANTEED WITHDRAWAL BENEFIT (LIFETIME GWB)

This Rider guarantees that the total payments that you or your Beneficiary will receive from the Contract over time will at least equal the Total Guaranteed Withdrawal Amount (defined below), provided that withdrawals from your Contract do not exceed the Annual Benefit Payment each Contract Year. This Rider does not establish or guarantee an Account Balance or minimum return for any Investment Divisions available under Allocation, Transfer and Rebalancing (see below). The Total Guaranteed Withdrawal Amount and the Remaining Guaranteed Withdrawal Amount are established for the sole purpose of determining the minimum withdrawal benefit and are not available as a lump sum for withdrawal.

For purposes of this Rider "you" refers to the Owner of the contract, or to the oldest Joint Owner, or to the Annuitant if the Owner is a non-natural person. If the Joint Life Version is elected, you and your spouse, who is the primary beneficiary, are the covered persons under this Rider and "you" refers to the youngest covered person.

The Annual Benefit Payment (defined below) is defined as the maximum amount that may be withdrawn in any Contract Year without potentially incurring a proportional reduction to the Total Guaranteed Withdrawal Amount and Remaining Guaranteed Withdrawal Amount (defined below). Your initial Annual Benefit Payment equals the Lifetime GWB Withdrawal Rate shown on the Contract Schedule multiplied by the initial Total Guaranteed Withdrawal Amount.

The Total Guaranteed Withdrawal Amount and the Remaining Guaranteed Withdrawal Amount may be increased as a result of an Automatic Step-up (defined below), provided that the Account Balance exceeds the Total Guaranteed Withdrawal Amount immediately before the Automatic Step-up, and provided that Your Attained Age does not exceed the Maximum Automatic Step-up Age shown on the Contract Schedule. The Automatic Step-up will reset the Lifetime GWB Fee Rate to rate we shall determine that does not exceed the Lifetime GWB Maximum Fee Rate, as shown on the Contract Schedule, provided that this rate shall not exceed the rate currently applicable to the same rider available for new contract purchases at the time of step-up. In the event that the Lifetime GWB Fee Rate at the time of the Automatic Step-up exceeds the current Lifetime GWB Fee Rate, you may elect to decline the Automatic Step-up and increase in Lifetime GWB Fee Rate. Once You notify Us of Your decision to decline the Automatic Step-up, You will no longer be eligible for future Automatic Step-ups until You provide Notice to us that You wish to reinstate Automatic Step-ups. This reinstatement will take effect at the next Automatic Step-up Date.

If the first withdrawal from the Contract is made on or after You have attained the Minimum Lifetime Income Age shown on the Contract Schedule, this Rider provides a guaranteed income for Your life, in an amount equal to the Annual Benefit Payment each year.

You should carefully consider when to begin taking withdrawals under this Rider. If You begin taking withdrawals before You have reached the Minimum Lifetime Income Age, Your income under this Rider is not guaranteed for life. On the other hand, if You delay taking withdrawals for too long, You may limit the number of payments You receive while You are alive due to life expectancy.

If the Joint Life Version is elected, then if the surviving spouse continues the Contract under the Spousal Continuation provisions of the Contract, and this Rider is in effect at the time of the continuation then the same terms and conditions that applied to the Owner under this Rider will continue to apply to the surviving spouse.

Under this Rider, your Purchase Payment allocations and all transfers, and reallocations of your Account Balance must meet the following allocation limits applicable to the Investment Divisions and other accounts included by rider as set forth in the section on Allocation, Transfer and Rebalancing below.

ML-690-6-NY (7/09)

YOU MAY ELECT TO CANCEL THIS RIDER BY PROVIDING NOTICE TO US DURING THE LIFETIME GWB CANCELLATION WINDOW PERIODS, IF ANY, SPECIFIED ON THE CONTRACT SCHEDULE. FOR CANCELLATIONS TAKING PLACE AFTER THE GUARANTEED PRINCIPAL ADJUSTMENT ELIGIBILITY DATE SPECIFIED ON THE CONTRACT SCHEDULE, A GUARANTEED PRINCIPAL ADJUSTMENT (DEFINED BELOW) MAY BE ADDED TO YOUR ACCOUNT BALANCE. IF CANCELLED, THIS RIDER WILL TERMINATE AND WE WILL NO LONGER DEDUCT THE LIFETIME GWB RIDER CHARGE AND THE LIMITATIONS RELATING TO THE LIFETIME GWB INVESTMENT DIVISIONS DESCRIBED IN ALLOCATION, TRANSFER AND REBALANCING ABOVE WILL NO LONGER APPLY.

THIS RIDER WILL TERMINATE UPON THE EARLIEST OF: A) THE DATE YOU MAKE A FULL WITHDRAWAL OF YOUR ACCOUNT BALANCE; B) THE DATE THERE ARE INSUFFICIENT FUNDS TO DEDUCT THE LIFETIME GWB RIDER CHARGE FROM YOUR ACCOUNT BALANCE; C) DEATH OF THE OWNER OR JOINT OWNER (OR THE ANNUITANT IF THE OWNER IS A NON-NATURAL PERSON) UNLESS THE CONTRACT IS ISSUED UNDER THE JOINT LIFE VERSION AND IS CONTINUED UNDER THE SPOUSAL CONTINUATION PROVISIONS OF THE CONTRACT; D) THE DATE YOU ANNUITIZE YOUR CONTRACT; E) THE EFFECTIVE DATE OF THE CANCELLATION OF THE RIDER;
F) CHANGE OF THE OWNER, JOINT OWNER (OR THE ANNUITANT IF THE OWNER IS A NON-NATURAL PERSON) OR PRIMARY BENEFICIARY UNDER THE JOINT LIFE OPTION SUBJECT TO OUR ADMINISTRATIVE PROCEDURES; G) TERMINATION OF THE CONTRACT TO WHICH THIS RIDER IS ATTACHED; OR H) THE DATE YOU ASSIGN YOUR CONTRACT, SUBJECT TO OUR ADMINISTRATIVE PROCEDURES. SEE SECTION EFFECT OF RIDER TERMINATION SECTION BELOW. IF THIS RIDER TERMINATES (EXCEPT FOR A TERMINATION DUE TO DEATH OR CANCELLATION), A ONE-TIME PRO RATA PORTION OF THE LIFETIME GWB RIDER CHARGE WILL APPLY. IF THE LIFETIME GWB RIDER TERMINATES DUE TO DEATH OR CANCELLATION, THE LIFETIME GWB RIDER CHARGE WILL NO LONGER APPLY.

DEFINITIONS         For the purposes of the Rider, the term "Effective Date" is defined to mean the date this Rider is issued and made an effective part of your Contract. The Effective Date must be on the Issue Date or on a Contract Anniversary.

TOTAL GUARANTEED    The Total Guaranteed Withdrawal Amount is defined as the
WITHDRAWAL AMOUNT   minimum amount that you or your Beneficiary are guaranteed to receive from the Contract over time, provided that withdrawals from your Contract do not exceed the Annual
                    Benefit Payment (defined below) each Contract Year.

                    The Total Guaranteed Withdrawal Amount is also the amount to which the Lifetime GWB Fee Rate, as shown on the Contract Schedule, is applied.

                    Your initial Total Guaranteed Withdrawal Amount, as of the Effective Date, is equal to your Account Balance. If the Effective Date is the same as the Issue Date, we set this value equal to your Initial Purchase Payment.

                    Effect of Additional Purchase Payments
                    --------------------------------------

                    The Total Guaranteed Withdrawal Amount will be increased by the amount of each Purchase Payment made. However, the Total Guaranteed Withdrawal Amount may not be increased above the Maximum Benefit Amount specified on the Contract Schedule.

                    Effect of Withdrawals
                    ---------------------

                    The Total Guaranteed Withdrawal Amount will not be reduced
                                                                ---
                    for withdrawals if such withdrawals do not exceed the Annual Benefit Payment in any Contract Year.

                    If a withdrawal results in cumulative withdrawals for the current Contract Year exceeding the Annual Benefit Payment, the Total Guaranteed Withdrawal Amount will be reduced proportionately by the Percentage Reduction in Account Balance attributable to the withdrawal.

                    We define the Percentage Reduction in Account Balance attributable to a withdrawal as the computation of dividing the dollar amount of the withdrawal plus any applicable Withdrawal Charges by the Account Balance immediately preceding such withdrawal. When we reduce a value proportionately by the Percentage Reduction in Account Balance attributable to a withdrawal we multiply that value by 1 minus the Percentage Reduction.

                    The Total Guaranteed Withdrawal Amount may also increase as a result of an Automatic Step-up (as described below).

ML-690-6-NY (7/09)

REMAINING           The Remaining Guaranteed Withdrawal Amount is defined as the
GUARANTEED          remaining amount that you or your Beneficiary are guaranteed
WITHDRAWAL AMOUNT   to receive from the Contract over time.

                    Your initial Remaining Guaranteed Withdrawal Amount, as of the Effective Date, is equal to the initial Total Guaranteed Withdrawal Amount.

                    Effect of Additional Purchase Payments
                    --------------------------------------

                    The Remaining Guaranteed Withdrawal Amount will be increased by the amount of each Purchase Payment made. However, the Remaining Guaranteed Withdrawal Amount may not be increased above the Maximum Benefit Amount as shown on the Contract Schedule.

                    Effect of Withdrawals
                    ---------------------

                    The Remaining Guaranteed Withdrawal Amount will be decreased by the amount of each withdrawal for withdrawals that are less than or equal to the Annual Benefit Payment.

                    If a withdrawal results in cumulative withdrawals for the current Contract Year exceeding the Annual Benefit Payment, the Remaining Guaranteed Withdrawal Amount will be reduced proportionately by the Percentage Reduction in Account Balance attributable to the withdrawal.

                    If a withdrawal is made that exceeds the Contract's annual Free Withdrawal Amount, a Withdrawal Charge may be assessed. If the withdrawal results in cumulative withdrawals for the current year equal to or less than the Annual Benefit Payment, the Withdrawal Charge would not cause a proportional reduction to the Total Guaranteed Withdrawal Amount or Remaining Guaranteed Withdrawal Amount. The Withdrawal Charge would be deducted from the Account Balance and Remaining Guaranteed Withdrawal Amount.

                    The Remaining Guaranteed Withdrawal Amount may also be increased as a result of an Automatic Step-up (as described below).

ANNUAL BENEFIT      The Annual Benefit Payment is defined as the maximum amount
PAYMENT             that may be withdrawn in any Contract Year without
                    potentially incurring a proportional reduction to the Total
                    Guaranteed Withdrawal Amount (as described above) and a proportional reduction to the Remaining Guaranteed
                    Withdrawal Amount (as described above).

                    Your initial Annual Benefit Payment equals the Lifetime GWB Withdrawal Rate shown on the Contract Schedule multiplied by the initial Total Guaranteed Withdrawal Amount.

                    Each time the Total Guaranteed Withdrawal Amount is increased or reduced as described above, the Annual Benefit Payment will be recalculated to equal the Lifetime GWB Withdrawal Rate multiplied by the newly recalculated Total Guaranteed Withdrawal Amount.

                    If this Contract is a Qualified Distribution Program (defined below) and your Effective Date is the Issue Date, after your first Contract Year, your Annual Benefit Payment will be set equal to your Required Minimum Distribution Amount, if applicable, for that year, if greater. If this Contract is a Qualified Distribution Program (defined below) and the Effective Date is after the Issue Date, your Annual Benefit Payment will be set equal to your Required Minimum Distribution Amount, if applicable, for that year, if greater.

ML-690-6-NY (7/09)

QUALIFIED           Your Contract is a Qualified Distribution Program if:
DISTRIBUTION
PROGRAM             1.   This Rider is made part of a Contract subject to the
                         requirements of Section 401(a)(9) of the Internal
                         Revenue Code of 1986, as may be subsequently amended
                         (the "Code") and the regulations thereunder; and

                    2. You withdraw the "Required Minimum Distribution Amount". The "Required Minimum Distribution Amount" is the required minimum distribution under Section 401(a)(9) of the Code and the regulations thereunder that is withdrawn from your Contract automatically when you enroll in our automatic minimum distribution service. The frequency of Your withdrawals must be annual. Our automatic minimum distribution service is based on information relating to this Contract only. We ignore all other account balances from other funding vehicles. If you do not enroll in our automatic minimum distribution service, required minimum distribution withdrawals under Section 401(a)(9) of the Code will not be treated as Required Minimum Distribution Amounts and your Annual Benefit Payment will not be increased to the Required Minimum Distribution Amount under this Rider.

                    Withdrawals intended to satisfy Section 72(t) or (q) of the Code, or from non-qualified or Roth IRA Contracts are not considered to be withdrawn from a Qualified Distribution Program.

AUTOMATIC STEP-UP   On each Automatic Step-up Date shown on the Contract
                    Schedule, a step-up will occur automatically provided that the Account Balance exceeds the Total Guaranteed Withdrawal
                    Amount immediately before the step-up, and provided that your Attained Age does not exceed the Maximum Automatic
                    Step-up Age shown on the Contract Schedule.

                    The Automatic Step-up will:

                    (a) reset the Total Guaranteed Withdrawal Amount and the Remaining Guaranteed Withdrawal Amount to the Account Balance on the date of the step-up, subject to the Maximum Benefit Amount specified on the Contract Schedule.

                    (b) reset the Annual Benefit Payment equal to the Lifetime GWB Withdrawal Rate multiplied by the Total Guaranteed Withdrawal Amount after the step-up, and

                    (c) reset the Lifetime GWB Fee Rate to a rate we shall determine that does not exceed the Lifetime GWB Maximum Fee Rate, as shown on the Contract Schedule, provided that this rate shall not exceed the rate currently applicable to the same rider available for new contract purchases at the time of step-up.

                    In the event that the Lifetime GWB Fee Rate at the time of step-up exceeds your current Lifetime GWB Fee Rate, you will be provided a minimum of 30 days advanced Notice of the applicable Automatic Step-up Date, and be informed that you may elect to decline the Automatic Step-up and increase in the Lifetime GWB Fee Rate. If you elect to decline the Automatic Step-up, you must provide Notice no less than seven calendar days prior to the applicable Automatic Step-up Date. Once you notify us of your decision to decline the Automatic Step-up, you will no longer be eligible for future Automatic Step-ups until you provide Notice that you wish to reinstate Automatic Step-ups. This reinstatement will take effect at the next Automatic Step-up Date.

ML-690-6-NY (7/09)

ALLOCATION,         While this Rider is in force, unless otherwise provided in
TRANSFER AND        the Contract Schedule, all allocations to or transfers among
REBALANCING         Investment Divisions and any other accounts included by
                    rider are limited as follows:

                    Each Purchase Payment, or your Account Balance on the Effective Date, must be allocated in accordance with either subsection (1) or (2) below:

                    1. You must allocate your Purchase Payments or your Account Balance on the Effective Date to the Lifetime GWB Investment Divisions and other accounts included by rider shown on the Contract Schedule.

                    2. You must allocate your Purchase Payments or your Account Balance on the Effective Date in accordance with the following allocation requirements:

                         (a) A percentage, at least equal to the Platform 1 Minimum Percentage shown on the Contract Schedule, must be allocated to any combination of Investment Divisions that we classify as Platform 1 Investment Divisions, and other accounts included by rider, shown on the Contract Schedule;

                         (b) A percentage, not to exceed the Platform 2 Maximum Percentage shown on the Contract Schedule, may be allocated to any combination of Investment Divisions that we classify as Platform 2 Investment Divisions, shown on the Contract Schedule;

                         (c) A percentage, not to exceed the Platform 3 Maximum Percentage shown on the Contract Schedule, may be allocated to any combination of Investment Divisions that we classify as Platform 3 Investment Divisions, shown on the Contract Schedule; and

                         (d) A percentage, not to exceed the Platform 4 Maximum Percentage shown on the Contract Schedule, may be allocated to any combination of Investment Divisions that we classify as Platform 4 Investment Divisions, shown on the Contract Schedule.

                         If you chose to allocate a Purchase Payment to the EDCA Account, then the entire Purchase Payment must be allocated only to the EDCA Account. In addition, all transfers from an EDCA Account must be allocated to the same Investment Divisions, and other accounts included by rider, as your most recent allocations for Purchase Payments, or your Account Balance on the Effective Date.

                         Your Account Balance will be rebalanced on a quarterly basis based on your most recent Purchase Payment allocation among the Investment Divisions or other accounts included by rider that complies with the allocation limitations described above. Rebalancing will also occur on the date when a subsequent Purchase Payment is received, if accompanied by new allocation instructions (in addition to the quarterly rebalancing). Quarterly rebalancing will first occur on the date that is three months from the Effective Date; provided however, rebalancing will be made on the 1st day of the following month if a quarterly rebalancing date occurs on the 29th, 30th or 31st of a month. Subsequent rebalancing will be made each quarter thereafter on the same day. In addition, if a quarterly rebalancing date is not a Business Day the reallocation will occur on the next Business Day. Withdrawals from the Contract will not result in rebalancing on the date of withdrawal.

                         The Company will determine whether a Investment Division or any other accounts included by rider is classified as Platform1, Platform 2, Platform 3 or Platform 4. We will not determine or change the classification of a Investment Division or any other accounts included by rider in the event a Investment Division or its underlying investment option or any other accounts included by rider is added, deleted, substituted, merged or otherwise reorganized, unless we receive prior approval of the New York State Insurance Department. In that case, any change in classification will only take effect as to your Contract in the event you make a new Purchase Payment or request a transfer among Investment Divisions and any other accounts included by rider. We will provide you with prior written notice of any changes in classification of Investment Divisions or any other accounts included by rider.

ML-690-6-NY (7/09)

                    You may change your Purchase Payment allocation instructions at anytime upon Notice to us, provided that such instructions must comply with the allocation limits described above in subsections (1) and (2). If you provide new allocation instructions for Purchase Payments and if these instructions conform to the allocation limitations described above, future Purchase Payment and EDCA Account transfer allocations and quarterly rebalancing will be made in accordance with the revised allocation instructions.

                    Any transfer request must result in an Account Balance that meets the allocation limitations described above. Any transfer request will not cause your Purchase Payment allocation instructions to change unless a separate instruction is provided to us at the time of transfer.

                    For additional details of the Company's policies and procedures applicable to this Allocation, Transfer and Rebalancing section of the Rider, please contact the Company.

                    Any attempt to allocate to or transfer among Investment Divisions and any other accounts included by rider Purchase Payments or Account Balance not according to the allocation requirements above will not be accepted.

LIFETIME GWB        On each Contract Anniversary, the Lifetime GWB Rider Charge
RIDER CHARGE        shall be deducted from your Account Balance. This charge is equal to the Lifetime GWB Fee Rate shown on the Contract
                    Schedule multiplied by the Total Guaranteed Withdrawal
                    Amount on such Contract Anniversary, before taking into account any Automatic Step-up occurring on such Contract
                    Anniversary.

                    The initial Lifetime GWB Fee Rate is shown on the Contract Schedule. The Lifetime GWB Fee Rate may only be changed as a result of an Automatic Step-up (see above).

                    If the Lifetime GWB rider terminates (except for a termination due to death or cancellation), a pro rata portion of the Lifetime GWB Rider Charge will be assessed based on the number of full months from the last Contract Anniversary to the date of termination.

                    The Lifetime GWB Rider Charge will result in the cancellation of Accumulation Units from each applicable Investment Division (and/or reduction of any portion of the Account Balance allocated to any other accounts included by Rider) in the ratio the portion of the Account Balance in such Investment Division (and/or other account) bears to the total Account Balance.

CANCELLATION/       You may elect to cancel this Rider by giving Notice to us,
GUARANTEED          in accordance with our administrative procedures, during the
PRINCIPAL           Lifetime GWB Cancellation Window Periods, if any, specified
ADJUSTMENT          on the Contract Schedule. A cancellation during a Lifetime
                    GWB Cancellation Window Period will take effect upon receipt of such Notice at our Administrative Office. If cancelled, this Rider will terminate and we will no longer deduct the Lifetime GWB Rider Charge and the limitations relating to the Lifetime GWB Investment Divisions described in
                    Allocation, Transfer and Rebalancing above will no longer apply.

                    If such cancellation election occurs after the Guaranteed Principal Adjustment Eligibility Date specified on the Contract Schedule and if (a) exceeds (b) as defined below, then upon cancellation, a Guaranteed Principal Adjustment equal to (a) - (b) will be added to the Account Balance. The Guaranteed Principal Adjustment will be added to each applicable Investment Division and any other accounts included by rider in the ratio that the Account Balance in such Investment Division or account bears to the total Account Balance in all Investment Divisions and any other accounts included by rider.

                    (a) is the Account Balance on the Effective Date reduced proportionately by the Percentage Reduction in Account Balance attributable to any partial withdrawals taken. If the Effective Date is the same as the Issue Date, this value is the Purchase Payments credited within 120 days of the Effective date reduced proportionately by the Percentage Reduction in Account Balance attributable to any partial withdrawals taken

                    (b)  is the Account Balance on the date of cancellation.

                    The Guaranteed Principal Adjustment will never be less than zero.

ML-690-6-NY (7/09)

EFFECT ON DEATH     An additional death benefit amount will be calculated which
BENEFIT             will be equal to the Account Balance on the Effective Date plus any additional Purchase Payments made after the Effective Date and less any partial withdrawals. If the Effective Date is the same as the Issue Date, the additional death benefit amount will equal total Purchase Payments less any partial withdrawals. If this death benefit amount is greater than the death benefit provided by your Contract, and if withdrawals in each Contract Year following the Effective Date do not exceed the Annual Benefit Payment, then this death benefit amount will be available instead of the death benefit provided by the Contract. All other provisions of your Contract's death benefit will apply.

TERMINATION OF      The Lifetime GWB Rider will terminate upon the earliest of:
RIDER

                    (a) The date you make a full withdrawal of your Account Balance;

                    (b) The date there are insufficient funds to deduct the Lifetime GWB Rider Charge from your Account Balance;

                    (c) Death of the Owner or Joint Owner (or the Annuitant if the Owner is a non-natural person) unless the Contract is issued under the Joint Life version and is continued under the spousal continuation provisions of the Contract;

                    (d)  The date you annuitize your Contract;

                    (e)  The effective date of the cancellation of the Rider;

                    (f) A change of the Owner, Joint Owner (or the Annuitant if the Owner is a non-natural person) or primary Beneficiary under the Joint Life Version subject to our administrative procedures;

                    (g) Termination of the Contract to which this Rider is attached; or

                    (h) The date you assign your Contract, subject to our administrative procedures.

EFFECT OF RIDER     (a)  If the Rider terminates under subsection (a) or (b) of
TERMINATION              ------------------------------------------------------
                         the Termination of Rider section and first withdrawal
                         -----------------------------------------------------
                         from the Contract was made prior to Minimum Lifetime
                         ----------------------------------------------------
                         Income Age
                         ----------

                         If the Account Balance is reduced to zero because you make a full withdrawal that does not exceed your Annual Benefit Payment, or because there are insufficient funds to deduct the Lifetime GWB Rider Charge from your Account Balance, and the first withdrawal from the Contract was made prior to the Minimum Lifetime Income Age, we will make monthly payments to you until the Remaining Guaranteed Withdrawal Amount is depleted. These payments may be at any other frequency acceptable to you and us, but not less frequently than annually, and shall be equal in amount, except for the last payment which will be in an amount necessary to reduce the Remaining Guaranteed Withdrawal Amount to zero. The total annual payment will not exceed the Annual Benefit Payment. If you die while these payments are being made, payments will continue to your Beneficiary until the Remaining Guaranteed Withdrawal Amount is reduced to zero.

                    (b)  If the Rider terminates under subsection (a) or (b) of
                         ------------------------------------------------------
                         the Termination of Rider section and first withdrawal
                         -----------------------------------------------------
                         from the Contract was made on or after Minimum Lifetime
                         -------------------------------------------------------
                         Income Age
                         ----------

                         If the Account Balance is reduced to zero because you make a full withdrawal that does not exceed your Annual Benefit Payment, or because there are insufficient funds to deduct the Lifetime GWB Rider Charge from your Account Balance, and the first withdrawal from the Contract was made on or after the Minimum Lifetime Income Age, we will make monthly payments to you for the remainder of your life. These payments may be at any other frequency acceptable to you and us, but not less frequently than annually, and shall be equal in amount. The total annual payment will not exceed the Annual Benefit Payment. If you die before the Remaining Guaranteed Withdrawal Amount is depleted, payments will continue to your Beneficiary until the Remaining Guaranteed Withdrawal Amount is reduced to zero.

ML-690-6-NY (7/09)

                         If the Joint Life Version of this Rider was elected, payments will continue to your spouse for the remainder of your spouse's life if your spouse is the primary Beneficiary on the Contract.

                    (c)  Rider Terminates Due to Death under subsection (c) of
                         -----------------------------------------------------
                         the Termination of Rider section
                         --------------------------------

                         If this Rider terminates as a result of your death, your Beneficiary may elect a GWB Death Benefit in lieu of all other death benefits provided by this Contract. The GWB Death Benefit will be to pay the Remaining Guaranteed Withdrawal Amount to your Beneficiary in monthly payments or at any frequency acceptable to your Beneficiary and us (but not less frequently than annually). Such installment payments shall be equal in amount, except for the last payment, which will be in an amount necessary to reduce the Remaining Guaranteed Withdrawal Benefit Amount to zero. Except to the extent required under federal income tax law, the total annual payment will not exceed the Annual Benefit Payment. If your Beneficiary dies while such payments are made, the payments will continue to the Beneficiary's estate unless such other designee has been agreed to by us in writing. Should your Beneficiary choose to take one of the other death benefits provided by this Contract, no benefit shall be payable under this Rider.

                         We reserve the right to accelerate any payment that is less than $500. Also, we will accelerate payments if needed in order to comply with the Internal Revenue Service ("IRS") minimum distribution requirements if this Rider is made part of a contract subject to the requirements of section 401(a)(9) of the Code and the regulations thereunder (including a Roth IRA annuity after the death of the Owner). All other rights under your Contract will cease.

                         If this Rider is attached to a non-qualified annuity contract under federal income tax law, any death benefit hereunder must be paid out over a time period and in a manner that satisfies section 72(s) of the Code. If the Owner (or the Annuitant, where the Owner is not a natural person) dies prior to the "annuity starting date" (as defined under the Code and regulations thereunder), the period over which the GWB Death Benefit is paid cannot exceed the remaining life expectancy of the payee under the appropriate IRS tables. For purposes of the preceding sentence, if the payee is a non-natural person, the GWB Death Benefit must be paid out within 5 years from the date of death. Payments under the GWB Death Benefit must begin within 12 months following the date of the above referenced death.

                         If this Rider terminates under subsection (d), (e),
                         (f), (g), or (h) of the Termination of Rider section no further benefits will be payable under this Rider.

SPOUSAL             If the Joint Life Version of this Rider is elected, then if
CONTINUATION        a surviving spouse continues the Contract under the Spousal
                    Continuation provisions of the Contract, and this Rider is in effect at the time of the continuation then the same terms and conditions that applied to the Owner under this Rider will continue to apply to the surviving spouse.

COMPLIANCE WITH     This Rider will be interpreted and administered in
TAX CODE            accordance with Code Section 72(s) if it is made part of a non-qualified annuity Contract; and in accordance with Code
                    Section 401(a)(9) (including Code Section 401(a)(9)(B)) and the regulations thereunder if made part of a qualified contract.

                    We reserve the right to amend this Rider where necessary to comply with the Code (including, but not limited to Code
                    Section 72(s) or Code Section 401(a)(9)).

EXAMPLES The purpose of examples 1 through 6 is to illustrate the operation of the Lifetime GWB Rider when withdrawals are taken in excess of the Annual Benefit Payment. Examples 1, 2 and 3 assume that the Single Life Version is elected, the first withdrawal is taken prior to attaining the Minimum Lifetime Income Age and You are guaranteed to receive income equal to the Annual Benefit Payment until Your Remaining Guaranteed Withdrawal Amount is depleted. Examples 4, 5 and 6 assume that the Single Life Version is elected, the first withdrawal is taken when you have attained age 65 and You are guaranteed to receive income for life equal to the Annual Benefit Payment.

ML-690-6-NY (7/09)

                    The purpose of Example 7 is to illustrate the asset allocation limits applicable to the Investment Divisions and other accounts included by rider under subsection (2).

                    The investment results shown are hypothetical and are not representative of past or future performance. Actual investment results may be more or less than those shown and will depend upon a number of factors, including investment allocations and the investment experience of the investment options chosen. The examples do not reflect the deduction of fees and charges and applicable income taxes and penalties.

                    EXAMPLES 1, 2 AND 3 ASSUME THAT THE SINGLE LIFE VERSION IS ELECTED, THE AGE AT THE EFFECTIVE DATE IS LESS THAN MINIMUM LIFETIME INCOME AGE AND THAT WITHDRAWALS START RIGHT AWAY.

                    EXAMPLE #1 - EXCESS WITHDRAWAL WHEN THE ACCOUNT BALANCE IS LOWER THAN THE TOTAL GUARANTEED WITHDRAWAL AMOUNT AND THE REMAINING GUARANTEED WITHDRAWAL AMOUNT

                    Total Guaranteed Withdrawal Amount (TGWA) ........   $10,000
                    Remaining Guaranteed Withdrawal Amount (RGWA) ....   $ 5,000
                    Annual Benefit Payment (ABP) .....................   $   500
                    Account Balance (AV) .............................   $ 4,000
                    Withdrawal in year 11 ............................   $   600
                    AV after withdrawal ..............................   $ 3,400
                    TGWA after withdrawal ............................   $ 8,500
                    RGWA after withdrawal ............................   $ 4,250
                    ABP after withdrawal .............................   $   425

                    This is an excess withdrawal so the TGWA and RGWA will be reduced proportionately. The proportional amount is the withdrawal / AV before withdrawal = $600 / $4,000 = 15%. Therefore the TGWA and the RGWA will reduce by 15%. The TGWA will reduce from $10,000 to $8,500 ($10,000 - $10,000*15%).
                    The RGWA will reduce from $5,000 to $4,250 ($5,000 - $5,000*15%). Since the TGWA is reduced, the ABP after the withdrawal is equal to the Lifetime GWB Withdrawal Rate multiplied by the TGWA after the withdrawal (5% x $8,500 = $425).

                    The ABP of $425 could be withdrawn each year for the next 10 years until the RGWA is reduced to $0. No additional income would be available under this rider.

                    EXAMPLE #2 - EXCESS WITHDRAWAL WHEN THE ACCOUNT BALANCE IS HIGHER THAN THE TGWA:

                    TGWA .............................................   $10,000
                    RGWA .............................................   $ 5,000
                    Annual Benefit Payment ...........................   $   500
                    AV ...............................................   $12,000
                    Withdrawal in year 11 ............................   $   600
                    AV after withdrawal ..............................   $11,400
                    TGWA after the withdrawal ........................   $ 9,500
                    RGWA after the withdrawal ........................   $ 4,750
                    ABP after withdrawal .............................   $   475

ML-690-6-NY (7/09)

                    This is an excess withdrawal so the TGWA and RGWA are reduced proportionately. The proportional amount is the withdrawal / AV before withdrawal = $600 / $12,000 = 5%. Therefore the TGWA and the RGWA will reduce by 5%. The TGWA will reduce from $10,000 to $9,500 ($10,000 - $10,000*5%).
                    The RGWA will reduce from $5,000 to $4,750 ($5,000 - $5,000*5%). Since the TGWA is reduced, the ABP after the withdrawal is equal to the Lifetime GWB Withdrawal Rate multiplied by the TGWA after the withdrawal (5% x $9,500 = $475).

                    The ABP of $475 could be withdrawn each year for the next 10 years until the RGWA is reduced to $0. No additional income would be available under this rider.

                    EXAMPLE #3 - EXCESS WITHDRAWAL AFTER A NON-EXCESS WITHDRAWAL WAS TAKEN IN THE SAME CONTRACT YEAR:

                    TGWA ...........................................   $  10,000
                    RGWA ...........................................   $   5,000
                    Annual Benefit Payment .........................   $     500
                    AV .............................................   $   4,500
                    First withdrawal in year 11 ....................   $     500
                    AV after first withdrawal ......................   $   4,000
                    TGWA after the first withdrawal in year 11 .....   $  10,000
                    RGWA after the first withdrawal in year 11 .....   $   4,500
                    Second withdrawal in year 11 ...................   $     500
                    AV after second withdrawal .....................   $   3,500
                    TGWA after the second withdrawal in year 11 ....   $   8,750
                    RGWA after the second withdrawal in year 11 ....   $3,937.50
                    ABP after withdrawal ...........................   $  437.50

                    The first withdrawal in year 11 will reduce the RGWA from $5,000 to $4,500. TGWA remains at $10,000. The second withdrawal in year 11 is an excess withdrawal so the TGWA and RGWA will be reduced proportionately. The proportional amount is the withdrawal / AV before second withdrawal = $500 / $4,000 = 12.5%. Therefore, the TGWA and the RGWA will reduce by 12.5%. The TGWA will reduce from $10,000 to $8,750 ($10,000 - $10,000*12.5%). The RGWA will reduce from $4,500 to $3,937.50 ($4,500 - $4,500*12.5%).

                    The ABP of $437.50 could be withdrawal each year for the next 9 years until the RGWA is reduced to $0. No additional income would be available under this rider.

                    EXAMPLES 4, 5 AND 6 ASSUME THAT THE SINGLE LIFE VERSION IS ELECTED, THE AGE AT THE EFFECTIVE DATE IS 65 AND THAT WITHDRAWALS START RIGHT AWAY.

ML-690-6-NY (7/09)

                    EXAMPLE #4 - EXCESS WITHDRAWAL WHEN THE ACCOUNT BALANCE IS LOWER THAN THE TOTAL GUARANTEED WITHDRAWAL AMOUNT AND THE REMAINING GUARANTEED WITHDRAWAL AMOUNT

                    Total Guaranteed Withdrawal Amount (TGWA) ........   $10,000
                    Remaining Guaranteed Withdrawal Amount (RGWA) ....   $ 5,000
                    Annual Benefit Payment (ABP) .....................   $   500
                    Account Balance (AV) .............................   $ 4,000
                    Withdrawal in year 11 ............................   $   600
                    AV after withdrawal ..............................   $ 3,400
                    TGWA after withdrawal ............................   $ 8,500
                    RGWA after withdrawal ............................   $ 4,250
                    ABP after withdrawal .............................   $   425

                    This is an excess withdrawal so the TGWA and RGWA are reduced proportionately. The proportional amount is the withdrawal / AV before withdrawal = $600 / $4,000 = 15%. Therefore the TGWA and the RGWA will reduce by 15%. The TGWA will reduce from $10,000 to $8,500 ($10,000 - $10,000*15%).
                    The RGWA will reduce from $5,000 to $4,250 ($5,000 - $5,000*15%). Since the TGWA is reduced, the ABP after the withdrawal is equal to the Lifetime GWB Withdrawal Rate multiplied by the TGWA after the withdrawal (5% x $8,500 = $425).

                    The ABP of $425 could be withdrawn each year for life.

                    EXAMPLE #5 - EXCESS WITHDRAWAL WHEN THE ACCOUNT BALANCE IS HIGHER THAN THE TGWA:

                    TGWA .............................................   $10,000
                    RGWA .............................................   $ 5,000
                    Annual Benefit Payment ...........................   $   500
                    AV ...............................................   $12,000
                    Withdrawal in year 11 ............................   $   600
                    AV after withdrawal ..............................   $11,400
                    TGWA after the withdrawal ........................   $ 9,500
                    RGWA after the withdrawal ........................   $ 4,750
                    ABP after withdrawal .............................   $   475

                    This is an excess withdrawal so the TGWA and RGWA are reduced proportionately. The proportional amount is the withdrawal / AV before withdrawal = $600 / $12,000 = 5%. Therefore the TGWA and the RGWA will reduce by 5%. The TGWA will reduce from $10,000 to $9,500 ($10,000 - $10,000*5%).
                    The RGWA will reduce from $5,000 to $4,750 ($5,000 - $5,000*5%). Since the TGWA is reduced, the ABP after the withdrawal is equal to the Lifetime GWB Withdrawal Rate multiplied by the TGWA after the withdrawal (5% x $9,500 = $475).

                    The ABP of $475 could be withdrawn each year for life.

ML-690-6-NY (7/09)

                    EXAMPLE #6 - EXCESS WITHDRAWAL AFTER A NON-EXCESS WITHDRAWAL WAS TAKEN IN THE SAME CONTRACT YEAR:

                    TGWA ..........................................   $   10,000
                    RGWA ..........................................   $    5,000
                    Annual Benefit Payment ........................   $      500
                    AV ............................................   $    4,500
                    First withdrawal in year 11 ...................   $      500
                    AV after first withdrawal .....................   $    4,000
                    TGWA after the first withdrawal in year 11 ....   $   10,000
                    RGWA after the first withdrawal in year 11 ....   $    4,500
                    Second withdrawal in year 11 ..................   $      500
                    AV after second withdrawal ....................   $    3,500
                    TGWA after the second withdrawal in year 11 ...   $    8,750
                    RGWA after the second withdrawal in year 11 ...   $ 3,937.50
                    ABP after withdrawal ..........................   $   437.50

                    The first withdrawal in year 11 will reduce the RGWA from $5,000 to $4,500. TGWA remains at $10,000. The second withdrawal in year 11 is an excess withdrawal so the TGWA and RGWA will be reduced proportionately. The proportional amount is the withdrawal / AV before second withdrawal = $500 / $4,000 = 12.5%. Therefore, the TGWA and the RGWA will reduce by 12.5%. The TGWA will reduce from $10,000 to $8,750 ($10,000 - $10,000*12.5%). The RGWA will reduce from $4,500 to $3,937.50 ($4,500 - $4,500 * 12.5%).

                    The ABP of $437.50 could be withdrawal each year for life.

                    EXAMPLE #7 - ALLOCATION AND REBALANCING

                    Assume an account was issued on 1/1/2010 with a $100,000 Purchase Payment.

                    The chosen asset allocation is:

                    Platform 1 - 35%
                    Platform 2 - 50%
                    Platform 3 - 15%

                    A purchase payment of $100,000 was made on 2/1/2010 with the same asset allocation. The money allocated to each Platform from the new Purchase Payment is:

                    Platform 1 - $35,000
                    Platform 2 - $50,000
                    Platform 3 - $15,000

                    The Account Balance at the end of 3/31/2010 is $200,000. Assume $55,000 is in Platform 1, $110,000 is in Platform 2, and $35,000 is in Platform 3. The quarterly rebalancing will take place on 4/1/2010 so that after the rebalancing, the Platform values will be:

                    Platform 1 = 35% of $200,000 = $70,000
                    Platform 2 = 50% of $200,000 = $100,000
                    Platform 3 = 15% of $200,000 = $30,000

ML-690-6-NY (7/09)

                    The client changes their Purchase Payment allocation instructions on 5/1/2010. Since no new Purchase Payment is allocated, no rebalancing occurs. Future Purchase Payments and quarterly rebalancing will be made in accordance with this revised Purchase Payment allocation instruction. The new instruction is:

                    Platform 1 - 30%
                    Platform 2 - 40%
                    Platform 3 - 15%
                    Platform 4 - 15%

                    The Account Balance at the end of 6/30/2010 is $250,000. Assume $60,000 is in Platform 1, $130,000 is in Platform 2, and $60,000 is in Platform 3. The quarterly rebalancing will take place on 7/1/2010 using the most recent Purchase Payment allocation from 5/1/2010 so that after the rebalancing, the Platform values will be:

                    Platform 1 = 30% of $250,000 = $75,000
                    Platform 2 = 40% of $250,000 = $100,000
                    Platform 3 = 15% of $250,000 = $37,500
                    Platform 4 = 15% of $250,000 = $37,500

Metropolitan Life Insurance Company has caused this Rider to be signed by its [Secretary.]

                                        METROPOLITAN LIFE INSURANCE COMPANY


                                        /s/ Gwenn L. Carr
                                        ----------------------------------------
                                        [SECRETARY]

ML-690-6-NY (7/09)